Exhibit 32

Certification pursuant to 18 USC 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-Q filed by AB&T Financial Corporation (the "Registrant") for the quarter ended March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Registrant on the dates and for the periods presented therein.

Date: May 17, 2010                               /s/Daniel C. Ayscue
 Daniel C. Ayscue
 Chief Executive Officer
 (President and Principal Executive Officer)

Date: May 17, 2010                               /s/Roger A. Mobley
                                                             Roger A Mobley
                                                             Chief Financial Officer
                                                             (Executive Vice President Principal Financial Officer)